Exhibit 3.63

The Commonwealth of Massachusetts
William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION (General Laws, Chapter 156B)

ARTICLE I The exact name of the corporation is:

VCG&A, Inc.

ARTICIE II The purpose of the corporation is to engage in the following business activities:

To provide consulting services to businesses in the healthcare industry, and to engage in such other endeavors as the corporation may, from time to time, choose to undertake.

To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real property, or any interest therein, wherever situated.

To purchase, hold, acquire, sell, pledge, transfer, mortgage and otherwise dispose of shares of the capital stock and bonds, or the evidence of indebtedness created by other corporations and, while the holder thereof, to exercise all the rights and privileges of ownership.

To borrow or lend money, and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise and generally to make and perform agreements and contracts of every kind and description.

To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, firms or corporations.

To engage in business in Massachusetts and in all other parts of the United States and also in foreign countries and to do all and every thing necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein set forth.

To carry on any business, operation or activity referred to in the foregoing paragraphs either alone or in conjunction with, or as a partnership, joint venture or other arrangement with, any corporation, association, trust, firm or individual.

In general, to do any thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	275,000	$0.01

Preferred:		Preferred:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, If shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

N/A

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

NONE

ARTICLE VI

**

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(See Page 6A attached hereto.)

**	If there are no provisions state “None”.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

PAGE 6A

VCG&A, Inc.

ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

Other Lawful Provisions:

a.	Meetings of the stockholders of the Corporation may be held anywhere in the United States.

b.

The Directors of the Corporation may make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provisions thereof which by law or by the By-Laws requires action by the stockholders.

c.	The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct itself.

d.

No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a Director to the extent that such liability is imposed by applicable law (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

PAGE 8A

VCG&A, Inc.

ARTICLES OF ORGANIZATION (Continued)

Article VIII (Continued)

(b) (Continued)

POSITION	NAME	RESIDENCE	POST OFFICE ADDRESS
Director	Timothy Donohue	24 Russett Hill Road	Same as residence.
Sherborn, MA 01770

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

1 Tammer Lane, Hopkinton, MA 01748

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	C. Bradley Fleahman	1 Tammer Lane	Same as residence.
Hopkinton, MA 01748

Treasurer:	C. Bradley Fleahman	1 Tammer Lane	Same as residence.
Hopkinton, MA 01748

Clerk:	Timothy Donohue	24 Russsett Hill Road	Same as residence.
Sherborn, MA 01770

Directors:	C. Bradley Fleahman	1 Tammer Lane	Same as residence.
Hopkinton, MA 01748

	Michael Schultz	5857 Canterfield Court	Same as residence.
St. Charles, MO 063304

(Continued on Page 8A attached hereto.)

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

December

d. The name and business address of the resident agent, if any, of the corporation is:

N/A

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter l56B and do hereby sign these Articles of Organization as incorporator(s) this 7th day of November, 2003.

/s/ Anne T. Leland
Anne T. Leland
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $275.00 having been paid, said articles are deemed to have been filed with me this 7th day of November 2003.

Effective date:

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $275.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATION

Contact information:

Anne T. Leland
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111
Telephone: (617) 5426000
Email:

A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: VCG&A, Inc.

(2) Registered office address: 24 Russett Hill Road, Sherborn, MA 017 70
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): III, IV, V
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: August 28, 2006
(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III - See chart below

Article IV - See attached

Article V - See attached

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		common	275,000	.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Class A common	2,181,909	.01
		Class B common	1,074,671	.01

(7)	The amendment shall he effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

VCG&A, Inc.

ARTICLES OF AMENDMENT

(Attachment)

ARTICLE IV

As of the effective date of this Amendment, all previously outstanding and issued common stock shall be reclassified as Class A Voting Common Stock as defined herein.

The aggregate number, class and par value, if any, of shares which the corporation shall have the authority to issue shall be:

Number	Class	Par Value
2,181,909	Class A Voting Common Stock	$0.01
1,074,671	Class B Non-Voting Common Stock	$0.01

The holders of Class A Voting Common Stock shall have the exclusive right to vote on all matters requiring the vote of the shareholders pursuant to state law and the Corporate Bylaws. The holders of Class B Non-Voting Common Stock shall have no voting rights.

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the share of each class are as follows.

The holders of Class A Voting Common Stock and Class B Non-Voting Stock of the Corporations shall be granted the following rights with regard to stock issued to them by the Corporation which shall not be impaired.

Each Shareholder of Class A Voting Common Stock of the Corporation shall have the first right (subject to reasonable adjustment to avoid the issuance of fractional shares) to purchase shares of Class A voting stock of the Corporation that may hereafter from time to time be issued (whether or not presently authorized), including treasury shares of the Corporation, in the ratio that the number of shares of Class A Voting stock that such holder holds at the time of the issuance (or sale if treasury shares) bears to the total number of shares of Class A Voting stock outstanding. This right shall be deemed waived by any holder of Class A Voting stock who does not exercise it and pay for the stock preempted within thirty (30) days after receipt of a notice, in writing, from the Corporation inviting such holder to exercise this right.

1

No Shareholder of any stock of this Corporation, except as granted by the Board of Directors of the Corporation, shall be entitled, as a matter of right, to purchase subscribe for, or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares. Subject to the foregoing, the Board of Directors of the Corporation shall have the power to grant, limit or deny from time to time the preemptive right of Common Shareholders to acquire additional shares of Common Stock of the Corporation.

Except as provided in the foregoing provisions, Class B Non-Voting Common Stock shall be in all respects identical and have equal rights and privileges as Class A Voting Common Stock.

2

VCG&A, Inc.

ARTICLES OF AMENDMENT

(Attachment)

ARTICLE V

All stock issued by the Corporation shall be subject to the following restrictions, limitations and qualifications:

None of the Shareholders of the Corporation shall sell, assign, transfer, trade, give, alienate, mortgage, hypothecate, or in any way encumber or dispose of any of the shares of stock of the Corporation which any such Shareholder may from time to time own without the prior written consent of the Board of Directors. Provided however, any Shareholder may transfer all or part of the shares owned by him or her to a trust for estate planning purposes, but any shares transferred to the heirs or beneficiaries of any deceased Shareholder shall be subject to the terms of theses Articles. Any certificate issued to represent shares so transferred shall be clearly marked on said certificate with a legend stating that the shares of stock of the Corporation represented by such certificate are subject to the terms and conditions hereof. Any transferee, assignee, pledgee, mortgagee, secured party or other encumbrance holders who shall acquire any interest in any shares of stock, subject to these Articles, shall hold said stock subject to the terms and conditions of these Articles and shall be bound by the terms and conditions herein set out. In the event that any shares of the stock of the Corporation shall be sold or encumbered without written consent of the Board of Directors of Corporation, the Corporation shall immediately have a right to repurchase said shares for the par value of said transferred stock.

All owners of Class A Voting Stock shall be required to execute a Stock Restriction Agreement, as approved by the Board of Directors of Corporation, which said Agreement may set forth further restrictions, limitations and qualifications.

3

Signed by:	/s/ C. Bradley Fleahman	C. Bradley Fleahman
(signature if authorized individual)

☐	Chairman of the board of directors,

☒	President,

☐	Other officer,

☐	Court-appointed fiduclary,

on this 8th day of September, 2006.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative hereto have been complied with, and the filing fee in the amount of $318.58 having been paid, said articles are deemed to have been field with me this 11th day of December, 2006, at time 1:18 a.m./p.m.

Effective date:

(must be, within 90 days of date submitted)

/s/ WlLLIAM FRANCIS GALVIN

WlLLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Brent L. Martin

220 Salt Lick Rd.

St. Peters, MO 63376

Telephone: 636-397-2600

Email: brent@farrellandmartin. com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the ducument is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: VCG&A, Inc.

(2) Registered office address: 155 Federal Street, Suite 700, Boston, MA 02110
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): V
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: September 27, 2016
(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment, Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article V shall be deleted in its entirety and replaced with the following:

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

NONE

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 27th day of September, 2016.